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                                                                       EXHIBIT 5
                    B A S S,  B E R R Y  &  S I M S    P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                     1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                       KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                      TELEPHONE (423) 521-6200
                                               TELECOPIER (423) 521-6234


                                  June 15, 1998


ENVOY Corporation
Two Lakeview Place
15 Century Boulevard, Ste 600
Nashville, TN  37214

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1998 Stock Incentive Plan, 1998 Synergy Stock Option Plan, and 1998 ExpressBill Stock Option Plan (the "Plans") filed by you with the Securities and Exchange Commission covering 2,375,000 shares (the "Shares") of common stock, no par value per share, issuable pursuant to the Plans.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plans, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,



                                         /s/ Bass, Berry & Sims PLC